UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 14, 2015 (May 12, 2015)

Date of Report (Date of earliest event reported)

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 Tennyson Parkway

Plano, Texas 75024

(Address of principal executive offices)

(972) 713-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 12, 2015, Tyler Technologies, Inc. held its annual meeting of stockholders. The results of the matters voted on at the meeting were as follows:

With respect to the election of directors, shares were voted as follows:

Nominee	Number of Votes For	Number of Votes Withheld	Abstentions	Broker Non-Votes

Donald R. Brattain	28,336,775	784,209	0	2,187,960
Glenn A. Carter	28,175,830	945,154	0	2,187,960
Brenda A. Cline	28,368,463	752,521	0	2,187,960
J. Luther King Jr.	28,715,963	405,021	0	2,187,960
John S. Marr Jr.	28,502,226	618,758	0	2,187,960
Dustin R. Womble	22,125,194	6,995,790	0	2,187,960
John M. Yeaman	27,263,039	1,857,945	0	2,187,960

With respect to amend the Tyler Technologies, Inc. 2010 Stock Option Plan, as amended (the “Option Plan”), to increase the number of shares of our common stock subject to the Option Plan from 5,000,000 to 9,000,000;

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
24,552,730	4,522,381	45,872	2,187,961

With respect to the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2015, votes were as follows:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
31,042,211	223,319	43,414	0

With respect to the stockholder proposal, votes were as follows:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
25,269,444	3,737,840	113,699	2,187,961

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

Date: May 14, 2015	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer (principal financial officer)